EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2007

OPERATIONAL PERFORMANCE

HOUSTON, July 2, 2007 - Continental Airlines (NYSE: CAL) today reported a June consolidated (mainline plus regional) load factor of 85.7 percent, 1.2 points above the June 2006 consolidated load factor, and a mainline load factor of 86.1 percent, 1.3 points above the June 2006 mainline load factor. The carrier reported a domestic mainline load factor of 87.7 percent, 1.0 point above June 2006, and an international mainline load factor of 84.4 percent, 1.7 points above June 2006. All four were records for June.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 67.9 percent and a mainline completion factor of 99.4 percent.

In June 2007, Continental flew 8.6 billion consolidated revenue passenger miles (RPMs) and 10.1 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 5.0 percent and a capacity increase of 3.4 percent as compared to June 2006. In June 2007, Continental flew 7.8 billion mainline RPMs and 9.0 billion mainline ASMs, resulting in a mainline traffic increase of 6.9 percent and a 5.3 percent increase in mainline capacity as compared to June 2006. Domestic mainline traffic was 4.1 billion RPMs in June 2007, up 5.8 percent from June 2006, and domestic mainline capacity was 4.7 billion ASMs, up 4.5 percent from June 2006.

For June 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 1.5 and 2.5 percent compared to June 2006, while mainline passenger RASM is estimated to have increased between 3.5 and 4.5 percent compared to June 2006. For May 2007, consolidated passenger RASM decreased 0.8 percent compared to May 2006, while mainline passenger RASM increased 1.1 percent from May 2006.

Continental ended the second quarter of 2007 with unrestricted cash and short-term investments of approximately $3.17 billion.

Continental's regional operations had a record June load factor of 82.8 percent, 0.5 points above the June 2006 load factor. Regional RPMs were 857.9 million and regional ASMs were 1,036.5 million in June 2007, resulting in a traffic decrease of 9.8 percent and a capacity decrease of 10.4 percent versus June 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2007, Continental Airlines won its seventh J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2007 Airline Satisfaction SurveySM. For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
JUNE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	4,110,835	3,885,939	5.8	Percent

International	3,665,094	3,384,840	8.3	Percent
Transatlantic	1,968,892	1,770,180	11.2	Percent
Latin America	1,011,465	961,360	5.2	Percent
Pacific	684,737	653,300	4.8	Percent

Mainline	7,775,929	7,270,779	6.9	Percent
Regional	857,903	951,253	-9.8	Percent
Consolidated	8,633,832	8,222,032	5.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,688,256	4,484,583	4.5	Percent

International	4,343,952	4,092,840	6.1	Percent
Transatlantic	2,329,543	2,096,223	11.1	Percent
Latin America	1,203,330	1,195,513	0.7	Percent
Pacific	811,079	801,104	1.2	Percent

Mainline	9,032,208	8,577,423	5.3	Percent
Regional	1,036,474	1,156,418	-10.4	Percent
Consolidated	10,068,682	9,733,841	3.4	Percent
PASSENGER LOAD FACTOR
Domestic	87.7 Percent	86.7 Percent	1.0	Point

International	84.4 Percent	82.7 Percent	1.7	Points
Transatlantic	84.5 Percent	84.4 Percent	0.1	Points
Latin America	84.1 Percent	80.4 Percent	3.7	Points
Pacific	84.4 Percent	81.5 Percent	2.9	Points

Mainline	86.1 Percent	84.8 Percent	1.3	Points
Regional	82.8 Percent	82.3 Percent	0.5	Points
Consolidated	85.7 Percent	84.5 Percent	1.2	Points
ONBOARD PASSENGERS
Mainline	4,614,437	4,388,744	5.1	Percent
Regional	1,575,291	1,682,243	-6.4	Percent
Consolidated	6,189,728	6,070,987	2.0	Percent
CARGO REVENUE TON MILES (000)
Total	83,538	86,504	-3.4	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	22,269,204	21,111,999	5.5	Percent

International	18,886,084	17,535,127	7.7	Percent
Transatlantic	9,342,794	8,348,963	11.9	Percent
Latin America	5,771,671	5,500,002	4.9	Percent
Pacific	3,771,619	3,686,162	2.3	Percent

Mainline	41,155,288	38,647,126	6.5	Percent
Regional	4,917,842	5,052,290	-2.7	Percent
Consolidated	46,073,130	43,699,416	5.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	26,652,881	25,345,587	5.2	Percent

International	23,885,512	22,572,422	5.8	Percent
Transatlantic	11,871,956	10,727,207	10.7	Percent
Latin America	7,157,045	7,005,793	2.2	Percent
Pacific	4,856,511	4,839,422	0.4	Percent

Mainline	50,538,393	47,918,009	5.5	Percent
Regional	6,302,603	6,456,244	-2.4	Percent
Consolidated	56,840,996	54,374,253	4.5	Percent
PASSENGER LOAD FACTOR
Domestic	83.6 Percent	83.3 Percent	0.3	Points

International	79.1 Percent	77.7 Percent	1.4	Points
Transatlantic	78.7 Percent	77.8 Percent	0.9	Points
Latin America	80.6 Percent	78.5 Percent	2.1	Points
Pacific	77.7 Percent	76.2 Percent	1.5	Points

Mainline	81.4 Percent	80.7 Percent	0.7	Points
Regional	78.0 Percent	78.3 Percent	-0.3	Points
Consolidated	81.1 Percent	80.4 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	25,362,313	24,229,727	4.7	Percent
Regional	8,934,174	8,957,642	-0.3	Percent
Consolidated	34,296,487	33,187,369	3.3	Percent
CARGO REVENUE TON MILES (000)
Total	507,607	526,326	-3.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2007	2006	Change
On-Time Performance [1]	67.9%	67.8%	0.1	Points
Completion Factor [2]	99.4%	99.7%	-0.3	Points
May 2007 year-over-year consolidated RASM change			-0.8	Percent
May 2007 year-over-year mainline RASM change			1.1	Percent
June 2007 estimated year-over-year consolidated RASM change			1.5 - 2.5	Percent
June 2007 estimated year-over-year mainline RASM change			3.5 - 4.5	Percent
June 2007 estimated average price per gallon of fuel, including fuel taxes			2.16	Dollars
Second Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.08	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
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